Exhibit 10.2

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $2,400,000	Dated as of November 2, 2026

Copley Acquisition Corp, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Maker”), promises to pay to the order of Copley Acquisition Sponsors, LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to $2,400,000 in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The principal balance of this Note shall be due and payable by the Maker, subject to Section 12 below, upon the earlier of (a) the consummation by the Maker of an initial business combination (a “Business Combination”) and (b) the date of the liquidation of the Maker (such date, the “Maturity Date”). The Payee understands that if a Business Combination is not consummated, this Note will be repaid solely to the extent that the Maker has funds available to it outside of the Maker’s trust account (the “Trust Account”) established in connection with its initial public offering (the “IPO”), and that all other amounts will be forfeited, eliminated or otherwise forgiven.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Drawdown Requests. The Payee will fund up to $2,400,000 into the Trust Account, such amounts to be for the benefit of the holders of the Maker’s Class A ordinary shares, par value $0.0001 per share, upon redemption or liquidation of the Maker in accordance with the Maker’s Amended and Restated Memorandum and Articles of Association, as amended (the “Articles”). The principal of this Note may be drawn down from time to time in up to twelve (12) equal amounts of $200,000 per draw, each in connection with a monthly extension of the date by which the Maker must consummate a Business Combination pursuant to the Articles, beginning on the date hereof, up until the Maturity Date, upon written request from the Maker to the Payee (each, a “Drawdown Request”). The Payee, in its sole discretion, shall fund each Drawdown Request via a wire transfer directly to the Trust Account within two (2) business days after the receipt of such Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note shall not exceed $2,400,000. Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests. Except as set forth herein, no fees, payments or other amounts shall be due to the Payee in connection with, or as a result of, any Drawdown Request by the Maker.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including, without limitation, reasonable attorneys’ fees, and then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by the Maker to pay the principal amount due pursuant to this Note within five (5) business days of the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

7. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment, and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

8. Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

9. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (a) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (b) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (c) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any monies in, or any distribution of or from, the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Payee hereby agrees not to make any Claim against the Trust Account (including any distributions therefrom), regardless of whether such Claim arises as a result of, in connection with or relating in any way to, this Note, or any other matter, and regardless of whether such Claim arises based on contract, tort, equity or any other theory of legal liability. To the extent the Payee commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Maker (including this Note), which proceeding seeks, in whole or in part, monetary relief against the Maker, the Payee hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such Claim shall not permit the Maker (or any person claiming on its behalf or in lieu of it) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by the Maker (by operation of law or otherwise) without the prior written consent of the Payee and any attempted assignment without the required consent shall be void.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Copley Acquisition Corp

By:	/s/ Francis Chi Yin Ng
Name:	Francis Chi Yin Ng
Title:	Co-Chief Executive Officer

Copley Acquisition Sponsors, LLC

By:	/s/ Tok Li
Name:	Tok Li
Title:	Managing Member

[Signature Page – Promissory Note]

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